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                                                                    EXHIBIT 21.1




    SUBSIDIARIES OF FINLAY FINE JEWELRY CORPORATION               JURISDICTION
    -----------------------------------------------               ------------

 Finlay Jewelry, Inc.                                              Delaware
 Finlay Merchandising & Buying, Inc.                               Delaware
 Sonab Holdings, Inc.                                              Delaware
 Sonab International, Inc.                                         Delaware
 Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.               France
 eFinlay, Inc.                                                     Delaware